Exhibit 10.1

SECOND AMENDMENT TO THE PARTIES’ JULY 10, 2014

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Second Amendment to the Parties’ July 10, 2014 Confidential Settlement Agreement and Mutual Release (“Settlement Agreement”), and amended for the first time on July 29, 2014 (the “First Amendment”), is made on July 30, 2015 between Cyalume Technologies, Inc., (“Cyalume”) and Cyalume on behalf of Emil Jachmann (“Jachmann”), in the first instance, and OmniGlow LLC (“OmniGlow”), Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, the Leemon Family LLC and Ira Leemon, in the second instance, (individually sometimes referred to as a “Party” and collectively as the “Parties”).

RECITALS

A.                WHEREAS, on July 10, 2014, the Parties executed the underlying Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) and exchanged signatures.

B.                 WHEREAS, Paragraph 3 of the Settlement Agreement provided as follows:

Settlement Payment. Cyalume shall either:

a. pay the settlement amount of $4,547,851.47 (“Settlement Amount”); OR

b. make an initial good faith payment of $250,000 to OmniGlow on July 10, 2014, by wire transfer to: “CitiBank, Acct. No. 35354087, ABA No. 021000089.” Within 21 days from the execution of this Agreement, Cyalume shall make an additional down payment of One Million Dollars ($1,000,000.00) payable Six Hundred Twenty-five Thousand Dollars ($625,000.00) to Stanley Holland by wire transfer to “Wells Fargo, Acct. No. 0264433509, ABA No. 121000248” and Three Hundred Seventy-five Thousand Dollars ($375,000.00) to OmniGlow by wire transfer. In addition, within 14 days from the execution of this Agreement, Cyalume shall transfer 625,139 shares of Cyalume stock, one-half to Holland and one-half to OmniGlow. Further, Cyalume may fully satisfy the remaining balance due on the Settlement Amount by either making additional payments by cash and/or through cooperative manufacturing credits of (i) One Million Nine Hundred Thousand Dollars ($1,900,000.00) in cash or credits if paid and received by OmniGlow within eighteen (18) months from the Effective Date of this Agreement, or (ii) Two Million Three Hundred Fifty Thousand Dollars ($2,350,000.00) in cash or credits if paid and received by OmniGlow within twenty seven (27) months from the Effective Date of this Agreement. If Cyalume fails to fully satisfy the payment obligation on the Settlement Amount through 2(b)(i) or 2(b)(ii), then after twenty seven (27) months from the Effective Date, any balance remaining from the Settlement Amount will be due and payable plus accrued interest at simple interest rate of 10% per annum (“Interest Rate”) on the unpaid balance (Settlement Amount less all payments made from the Effective Date forward) from the Effective Date until paid in full and OmniGlow can use all available remedies to obtain payment of any balance. In order to avoid any confusion regarding the interest calculation described in the preceding sentence, an example is provided as follows for illustration purposes only: From the Effective Date, the remaining balance would be $4,297,851.47, reflecting $250,000 good faith payment to OmniGlow. This remaining balance will accrue interest at the Interest Rate until next payment. Upon payment of an additional $1,000,000 by Cyalume, the remaining balance will be reduced to $3,297,851.47 and this remaining balance will accrue interest at the Interest Rate from the date of the $1,000,000 payment until further payments and so and so forth until the Settlement Amount is fully satisfied through the payment options included herein.

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C.                 WHEREAS, reference to “Cyalume stock” in the Settlement Agreement should have stated, and shall be deemed to have stated as of July 10, 2014, “Cyalume Technologies Holdings, Inc. stock”.

D.                WHEREAS, on July 10, 2014, and consistent with Paragraph 3.b. of the Settlement Agreement, Cyalume paid Two Hundred Fifty Thousand Dollars ($250,000) to OmniGlow by wire transfer to “CitiBank, Acct. No. 35354087, ABA No. 021000089”.

E.                 WHEREAS, on July 11, 2014, the Parties, having identified certain typographical errors in the Settlement Agreement, agreed to correct those errors and swap in the revised provision to the executed Settlement Agreement.

F.                  WHEREAS, on July 11, 2014, Cyalume circulated the Settlement Agreement (with the corrected provision), and OmniGlow, Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, the Leemon Family LLC and Ira Leemon accepted the revised Settlement Agreement, and the Parties agreed that the revised version was to be deemed in full force and effect as of July 10, 2014.

G.                WHEREAS, on July 17, 2014, and consistent with Paragraph 3.b. of the Settlement Agreement, Cyalume Technologies Holdings, Inc. transferred ownership of 625,139 shares of Cyalume Technologies Holdings, Inc. stock, one-half to Stanley Holland and one-half to OmniGlow.

H.                WHEREAS, thereafter, the Parties agreed that the Settlement Agreement was unambiguous but, to further clarify the Settlement Agreement to reflect the Parties’ intentions as of July 10, 2014, the Parties agreed to revise Settlement Agreement Paragraph 7.a. via the First Amendment.

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I.                   WHEREAS, the Parties agreed that the First Amendment was deemed to have been in full force and effect as of July 10, 2014.

J.                   WHEREAS, excepting Settlement Agreement Paragraph 7.a., the Settlement Agreement’s terms and conditions were restated and incorporated by reference into the First Amendment (a true and accurate copy of which is appended hereto as Exhibit A) and otherwise remained in full force and effect.

K.                WHEREAS, on July 29, 2014, the Parties executed the First Amendment and exchanged signatures.

L.                 WHEREAS, reference to “Cyalume stock” in the First Amendment should have stated, and shall be deemed to have stated as of July 10, 2014, “Cyalume Technologies Holdings, Inc. stock”.

M.               WHEREAS, on July 31, 2014, and consistent with Paragraph 3.b. of the Settlement Agreement, Cyalume paid Six Hundred Twenty Five Thousand Dollars ($625,000) to Stanley Holland as Trustee of the Randye M. Holland and Stanley M. Holland Trust by wire transfer to “Wells Fargo, Acct. No. 0264433509, ABA No. 121000248” and Cyalume paid Three Hundred Seventy Five Thousand Dollars ($375,000) to OmniGlow by wire transfer to “CitiBank, Acct. No. 35354087, ABA No. 021000089”.

N.                WHEREAS, at present, Cyalume is under no obligation to make any settlement payments to OmniGlow until January 10, 2016 at the earliest and, in fact, in accordance with the Settlement Agreement, Cyalume could delay payments until October 10, 2016.

O.                WHEREAS, OmniGlow has an immediate need to use such settlement proceeds and Cyalume is making payment of the Accelerated Settlement Amount (as defined immediately below) as an accommodation to OmniGlow.

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P.                  WHEREAS, the Parties have reached accord to accelerate Cyalume’s payment(s) remaining due under Paragraph 3 of the Settlement Agreement, whereby Cyalume will pay One Million Four Hundred Thousand Dollars ($1,400,000) (the “Accelerated Settlement Amount”) in full and final satisfaction of all monies due under the Settlement Agreement upon the execution of this Second Amendment to the Settlement Agreement (the “Second Amendment”), thereby (a) satisfying all of its Settlement Agreement payment obligations and (b) allowing, among other things, the Randye M. Holland and Stanley M. Holland Trust to receive One-Million, One Hundred Five Thousand Dollars ($1,105,000) and providing OmniGlow immediate access to the remaining Accelerated Settlement Amount of Two Hundred Ninety Five Thousand Dollars ($295,000).

Q.                WHEREAS, by this Second Amendment, the Parties agree to modify the Settlement Agreement’s payment terms, and those other Settlement Agreement terms and conditions impacted by Cyalume’s agreed-upon accelerated payment of monies, and agree to the additional terms found herein set forth below.

R.                 WHEREAS, Stanley Holland, individually and in his capacity as Trustee of the Randye M. Holland and Stanley M. Holland Trust, is, by virtue of the Loan Modification Settlement Agreement including its exhibits (“LMA”), LMA-related Settlement Agreement, Confessed Judgment and resulting judgment therefrom, is a senior secured creditor of OmniGlow in the amount of $1,923,285.06 plus recoverable costs and interest after May 16, 2015, which secured debt Ira Leemon and Leemon Family LLC have personally guaranteed as set forth in the LMA.

S.                  WHEREAS, judgment entered in Superior Court of California, County of Ventura in Case Number 56-2015-00467575-CU-EN-VTA against OmniGlow (the “California Judgment”) and writ of attachment issued in the amount of $1,923,285.06 against “Any and all money owed from a company named Cyalume Technologies, Inc. (“Cyalume”) that is the result of a judgment that was obtained by OmniGlow LLC against Cyalume in Civil Action No. 06-706 in the Superior Court of Hampden County, Massachusetts” on account of certain obligations arising under various agreements by and between Stanley Holland, individually and as Trustee of the Randye M. Holland and Stanley M. Holland Trust, in the first instance, and OmniGlow, in the second instance, which obligations Ira Leeman and Leemon Family LLC have personally guaranteed as set forth in the LMA.

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T.                  WHEREAS, Stanley Holland, individually and as Trustee of the Randye M. Holland and Stanley M. Holland Trust, reached agreement with OmniGlow and Ira Leemon concerning partial satisfaction of payment of the California Judgment, whereby Stanley Holland, individually and on the Randye M. Holland and Stanley M. Holland Trust’s behalf, agreed to permit payment of the monies due hereunder consistent with amended Paragraph 3.b. such that, among other things, OmniGlow and Ira Leemon may have present use of funds they are not otherwise entitled to for purposes of paying certain OmniGlow unsecured creditors.

U.                Cyalume acknowledges that Cyalume recently procured a new lender who was fully informed of and, therefore, has knowledge of the Amended Final Judgment and monies owed to OmniGlow pursuant to the Settlement Agreement, and, as such, fully intended to have the Settlement Agreement satisfied as part of loan provided to Cyalume.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all the Parties, and in consideration of the promises and covenants set forth herein, the Parties hereby stipulate and agree to the following:

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1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them by the Settlement Agreement, as amended.

2. Amendments to the Settlement Agreement.

a. Section 3.b. of the Settlement Agreement is hereby amended and restated as follows:

“3. Settlement Payment.

b. Cyalume shall make payment of One Million Four Hundred Thousand Dollars ($1,400,000) as an accelerated payment against those monies remaining due and owing under the Settlement Agreement, payable to OmniGlow by depositing said One Million Four Hundred Thousand Dollars ($1,400,000) in escrow ("Escrow") with Judd Peskin of Peskin, Courchesne & Allen, P.C. located at 101 State St #401, Springfield, Massachusetts 01103) ("Deal Agent"). OmniGlow has retained the Deal Agent as its legal counsel for the purpose of effectuating the settlement payment process outlined in this Paragraph.

The One Million Four Hundred Thousand Dollars ($1,400,000) deposit shall be by wire transfer to Deal Agent’s Attorney Trust Account, United Bank Acct. Name Peskin, Courchesne & Allen, P.C., Acct No. _______, ABA No. _______ (the “Cyalume Final Wire”). The Deal Agent shall then wire One Million One Hundred Five Thousand Dollars ($1,105,000) to the Randye M. Holland and Stanley M. Holland Trust via wire to Wells Fargo Acct. No. _______, ABA No. _______, then pay costs associated with Escrow to Deal Agent, and then wire the remaining balance to OmniGlow via wire to Spina & Kreitzman Attorney Trust Account Bank of America Acct. No. _______, ABA No. _______, at which time the Escrow shall be closed. The Cyalume Final Wire shall occur by the close of business the fifth calendar day following the Parties’ execution of this Second Amendment.

The Parties’ acknowledge that Cyalume’s payment of the Cyalume Final Wire satisfies all Settlement Agreement payment obligations of Cyalume. Payment shall be deemed made upon confirmation of Deal Agent’s receipt of the Cyalume Final Wire (“Cyalume Final Wire Payment”).

b. Section 5 of the Settlement Agreement is amended and restated in its entirety as follows:

“5. Satisfaction of Amended Final Judgment. OmniGlow, Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, the Leemon Family LLC and their counsel of record authorize Cyalume’s and Jachmann’s counsel of record, Thomas T. Reith, to execute the document appended here as Exhibit B indicating that Cyalume and Jachmann have satisfied the amounts due under the Amended Final Judgment in full (the “Satisfaction”). Thomas T. Reith shall hold the Satisfaction in escrow until the Cyalume Final Wire Payment. At that time, Thomas T. Reith may release the Satisfaction and file it with the Hampden County Superior Court. OmniGlow, Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, the Leemon Family LLC and their counsel of record authorize Thomas T. Reith to so release and file the Satisfaction.”

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c. Section 8(a) of the Settlement Agreement is amended and restated in its entirety as follows:

“8. Settlement and Release of Civil Claims.

Immediately upon the Cyalume Final Wire Payment due under Paragraph 3 above, OmniGlow, Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, the Leemon Family LLC and Ira Leemon and their respective successors and assigns, officers, directors, members, stockholders, partners, agents, servants, employees, insurers, attorneys and representatives release, acquit and forever discharge Cyalume and all of its successors and assigns, officers (including Jachmann), directors, members, stockholders, partners, agents, servants, employees, insurers, attorneys and representatives from any and all disputes, damages, actions, liabilities, attorneys’ fees, costs, demands and any other claims, including the Civil Claims, known or unknown, suspected or unsuspected, arising out of, relating to or in any way connected with the Civil Claims and Amended Final Judgment (collectively, the “Cyalume Released Claims”), but not the obligations in or arising from the Settlement Agreement, as twice amended.”

3. Conditions to Effectiveness. The effectiveness of this Second Amendment is subject to the fulfillment of each of the following conditions precedent:

a. Board Consent. Cyalume and OmniGlow will secure their respective Board’s / Member’s consent to the Second Amendment, and will provide all Parties copy of the corresponding written resolution.

b. Execution of the Amendment. All Parties shall have executed this Second Amendment and shall have received a counterpart to this Second Amendment, duly executed by each of the other Parties.

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c. Payment. Cyalume shall timely pay the Accelerated Settlement Amount as set forth in Paragraph 3.b. of the Settlement Agreement, as amended hereby.

4. Representations and Warranties.

Each of the applicable Parties represents and warrants as follows:

a. The execution, delivery and performance by the Parties to this Second Amendment and the performance by the Parties of the Settlement Agreement, as amended by the First Amendment and hereby, to the extent necessary, have been duly authorized by all necessary action, and the Parties have all the requisite power, authority and legal right to execute, deliver and perform this Second Amendment and to perform the Settlement Agreement, as amended hereby.

b. The negotiation and execution of this Second Amendment has been done at arm’s length, all Parties have acted in good faith and in accordance with any fiduciary duties they may possess and the agreements contained in this Second Amendment, once consummated, have resulted and will result in both direct and indirect benefits to all the Parties.

c. The representations and warranties contained in Paragraphs 10 and 11 of the Settlement Agreement are true and correct in all material respects after giving effect to this Second Amendment as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and there has occurred no default with respect to the Settlement Agreement as of the date hereof, nor would a default result from this Second Amendment becoming effective in accordance with its terms.

d. OmniGlow, Ira Leemon, and Leemon LLC represent and warrant that no single OmniGlow creditor who is not a Party to the Settlement Agreement is owed more than $130,000.

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e. Each of the Parties has been given the opportunity to have counsel of their choice review and approve this Second Amendment.

5. Indemnification.

A. To the fullest extent permitted by law, Ira Leeman, the Leemon Family LLC and OmniGlow (collectively the “OmniGlow Indemnifying Parties”) shall indemnify, defend, and hold Jachmann and Cyalume and its subsidiaries, affiliates, officers, directors, members, managers, agents, attorneys, successors and assigns (collectively the “Indemnified Parties”), harmless from and against all debts, demands, claims, lawsuits, investigations, costs, liabilities, amounts paid in settlement, damages, losses, and other expenses, including, but not limited to, attorneys’ fees, expenses and court costs, penalties, fines, liquidated and punitive damages as well as fees and expenses of defense, appeal and settlement of any legal or administrative proceedings instituted against the Indemnified Parties and all costs of investigation therewith (collectively the “Indemnifiable Losses”), to the extent such Indemnifiable Losses are caused by, or that result from or are related in any way to (a) the transactions and agreements provided for by this Second Amendment, (b) the performance or failure to perform by any Indemnifying Party of any duty, obligation, covenant, or agreement imposed upon them by this Second Amendment, (c) any breach by an Indemnifying Party of any of the representations, warranties, agreements, or covenants contained in this Second Amendment, and (d) any action that seeks to void or contest the transactions contemplated in or by this Second Amendment or increase the Parties’ bargained-for Accelerated Settlement Amount. The OmniGlow Indemnifying Parties agree that this provision shall survive any voiding of the Second Amendment, and that good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, was exchanged for this specific paragraph.

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B. To the fullest extent permitted by law, should this Second Amendment be voided or contested and, as a result, Cyalume is ordered or otherwise required to pay One Million Nine Hundred Thousand Dollars ($1,900,000) to OmniGlow consistent with the terms set forth in Settlement Agreement Paragraph 3.b. (or any amount in excess of $1,400,000, up to and including the $1,900,000 figure), Cyalume shall only be required to pay One Million Four Hundred Thousand Dollars ($1,400,000) and Stanley Holland, individually and as Trustee of the Randye M. Holland and Stanley M. Holland Trust (collectively the “Holland Indemnifying Parties”) shall indemnify and hold Cyalume harmless as to the remaining Five Hundred Thousand Dollars ($500,000) of the One Million Nine Hundred Thousand Dollars ($1,900,000) (or any amount in excess of $1,400,000, up to and including the $1,900,000 figure). The Holland Indemnifying Parties agree that this provision shall survive any voiding of the Second Amendment, and that good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, was exchanged for this specific paragraph.

6. Miscellaneous.

a. Continued Effectiveness of the Settlement Agreement. Except as otherwise expressly provided herein, the Settlement Agreement, as amended, is and shall continue to be, in full force and effect and is herby ratified and confirmed in all respects, except that on and after the date hereof all references in the Settlement Agreement to “this Agreement”, “hereto”, “hereof” and “hereunder” for words of similar import referring to the Settlement Agreement shall mean the Settlement Agreement as amended by the First Amendment and this Second Amendment.

b. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Second Amendment.

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c. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Second Amendment for any other purposes.

d. Governing Law. This Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

e. Waiver of Jury Trial. AS TO THIS SECOND AMENDMENT ONLY, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

SIGNATURES ON FOLLOWING PAGE

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CYALUME TECHNOLOGIES INC.		OMNIGLOW, LLC

By:	/s/ Zivi Nedivi	By:	/s/ Ira S. Leemon

Name:	Zivi Nedivi	Name:	Ira S. Leemon

Title:	CEO	Title:	President

RANDYE M. HOLLAND AND		THE LEEMON FAMILY LLC
STANLEY M. HOLLAND TRUST

By:	/s/ Stanley M. Holland	By:	/s/ Ira S. Leemon

Name:	Stanley M. Holland	Name:	Ira S. Leemon

Title:	Trustee	Title:	Manager

IRA LEEMON, INDIVIDUALLY

/s/ Ira Leemon

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Acknowledgement and Agreement

I, Judd L. Peskin, the above-identified Deal Agent, being a Partner at Peskin, Courchesne & Allen, P.C. of 101 State Street, Suite 301, Springfield, Massachusetts 01103, hereby acknowledge receipt of this Second Amendment To The Parties’ July 10, 2014 Confidential Settlement Agreement And Mutual Release (including its Exhibits A and B), agree to carry out the Deal Agent instructions set forth in Paragraph “3. Settlement Payment” above and certify that OmniGlow, alone, is responsible for the fees associated with any services that I perform or costs / expenses that I incur in connection with carrying out the Deal Agent instructions set forth in Paragraph “3. Settlement Payment” above.

/s/ Judd L. Peskin
Judd L. Peskin, Esq.
Peskin, Courchesne & Allen, P.C.
101 State Street, Suite 301
Springfield, MA 01103

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